As filed with the Securities and Exchange Commission on December 17, 2010

Registration No. 333-170834

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MASTEC, INC.

See Guarantors listed on “Table of Subsidiary Guarantors” on following page for additional Registrants.

(Exact Name of Registrant as Specified in its Charter)

Florida	1623	65-0829355
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(305) 599-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alberto de Cardenas, Esq.

Executive Vice President & General Counsel

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(305) 599-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

It is respectfully requested that the Commission also send copies of all notices, orders and communications to:

Barbara J. Oikle, Esq.	Joel S. Klaperman, Esq.
Greenberg Traurig, P.A.	Shearman & Sterling LLP
333 Avenue of the Americas	599 Lexington Avenue
Miami, Florida 33131	New York, NY 10022
(305) 579-0500	(212) 848-8021

Approximate date of commencement of proposed sale of the securities to the public: The offer commenced, and the exchange offer prospectus and tender offer materials were sent to the security holders beginning on November 24, 2010, and the registrant expects to commence the sale pursuant to the exchange offer as soon as practicable after this Registration Statement becomes effective and all other conditions to the exchange offer described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule. 13e-4(i) (Cross Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTORS

Name	Primary Standard Industrial Classification Code	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Church & Tower, Inc.	1623	Florida	65-0227979
Direct Star TV, LLC	1623	North Carolina	54-2074685
GlobeTec Construction, LLC	1623	Florida	20-0197046
MasTec Brazil I, Inc.	1623	Florida	65-0890223
MasTec Brazil II, Inc.	1623	Florida	65-0890224
MasTec Contracting Company, Inc.	1623	Nevada	04-3736337
MasTec Latin America, Inc.	1623	Delaware	65-0726671
MasTec North America, Inc.	1623	Florida	65-0829357
MasTec Wireless Services, LLC (f/k/a MasTec North America AC, LLC)	1623	Florida	14-1943970
MasTec Property Holdings, LLC	1623	Nevada	26-4027848
MasTec Residential Services, LLC	1623	Florida	27-0637848
MasTec Services Company, Inc.	1623	Florida	65-0791004
MasTec Spain, Inc.	1623	Florida	65-0890231
MasTec Venezuela, Inc.	1623	Florida	65-0890232
Nsoro MasTec, LLC	1623	Florida	26-3078035
Nsoro MasTec International, Inc.	1623	Nevada	26-4097196
Power Partners MasTec, LLC	1623	North Carolina	26-1623356
Precision Acquisition, LLC	1623	Wisconsin	27-1186147
Precision Pipeline LLC	1623	Wisconsin	20-0667117
Precision Transport Company, LLC	1623	Wisconsin	20-3843698
Pumpco, Inc.	1623	Texas	74-2196341
Three Phase Line Construction, Inc.	1623	New Hampshire	02-0486688
Three Phase Acquisition Corp.	1623	New Hampshire	26-1623833
Wanzek Construction, Inc.	1623	North Dakota	45-0311915

All subsidiary guarantors have the following principal executive office and telephone number: c/o 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. (305) 599-1800

The address, including zip code of the agent for service for each of the Co-Registrants is Alberto de Cardenas, Executive Vice President and General Counsel of MasTec, Inc., 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. The telephone number, including area code, of the agent for service for each of the Co-Registrants is (305) 599-1800.

EXPLANATORY NOTE

This Amendment No. 2 to MasTec, Inc.’s Registration Statement on Form S-4 (Commission File No. 333-170834) is being filed solely to include Exhibit 4.4, Exhibit 4.5, Exhibit 4.6 and Exhibit 4.7.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

As a corporation incorporated in the State of Florida, we are subject to the Florida Business Corporation Act, or the Florida Act. Section 607.0831 of the Florida Act provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

In addition, under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Under Section 607.0850 of the Florida Act, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the Florida Act are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.

Our Amended and Restated Articles of Incorporation provide that we shall indemnify any director or former director to the fullest extent permitted by law. Our Amended and Restated Bylaws provide that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon our receipt of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification. Our Amended and Restated Bylaws also permit us to purchase and maintain insurance on behalf of our directors, officers, employees and agents against liabilities that they may incur in those capacities, whether or not we would have the power to indemnify them against such liabilities.

We have obtained primary and excess insurance policies insuring our directors and officers and our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers. In addition, we have individual indemnification agreements with our directors.

With respect to the co-registrants, in addition to any indemnification available under state law or pursuant to the co-registrants’ respective organizational documents, which indemnification is substantially similar to that available under Florida law and MasTec’s organizational documents, agents of each of the co-registrants are entitled to indemnification in accordance with the relevant provisions of the Bylaws, as described above, and are covered under the same liability insurance policies obtained by MasTec.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, it is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit No.	Description of Exhibit

1.1†	Dealer Manager Agreement

4.1	Composite Articles of Incorporation filed as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated by reference herein.

4.2	Amended and Restated By-laws of MasTec, inc., filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 28, 2010 and incorporated by reference herein.

4.3	Indenture, dated June 5, 2009, among MasTec, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee filed as Exhibit 4.2 to the our Current Report on Form 8-K, filed with the SEC on June 5, 2009 and incorporated by reference herein.

4.4*	Form of Supplemental Indenture in respect of the New 4.00% Notes to be entered into among MasTec, Inc., the Guarantors and U.S. Bank National Association, as trustee.

4.5	Form of New 4.00% Notes (Incorporated by reference to Exhibit A to Exhibit 4.4 filed herewith)

4.6*	Form of Supplemental Indenture in respect of the New 4.25% Notes to be entered into among MasTec, Inc., the Guarantors and U.S. Bank National Association, as trustee.

Exhibit No.	Description of Exhibit

4.7	Form of New 4.25% Notes (Incorporated by reference to Exhibit A to Exhibit 4.6 filed herewith)

5.1††	Legal Opinion of Greenberg Traurig, P.A.

8.1††	Tax Opinion of Greenberg Traurig, P.A.

12.1†	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1††	Consent of Greenberg Traurig, LLP (contained in Exhibits 5.1 and 8.1)

23.2†	Consent of BDO USA, LLP (formerly known as BDO Seidman LLP)

23.3†	Consent of LarsonAllen LLP

23.4†	Consent of Houlihan Capital Advisors, LLC

24.1†	Power of Attorney (contained on the signature pages of this Registration Statement)

25.1†	Form T-1 Statement of Eligibility for Trustee under the Indenture

99.1††	Form of Letter of Transmittal

99.2††	Form of Notice of Guaranteed Delivery

99.3††	Form of Letter to Clients

99.4††	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees

*	Filed herewith.
†	Previously filed with Form S-4 filed on November 24, 2010
††	Previously filed with Amendment No. 1 to Form S-4/A filed on December 15, 2010

Item 22.	Undertakings

Each of the undersigned registrants hereby undertakes:

(a)(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each undersigned registrant undertakes that in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida, on December 17, 2010.

MASTEC, INC.

By:	/S/ ALBERTO DE CARDENAS
Alberto de Cardenas
Executive Vice President,
General Counsel and Secretary

CO-REGISTRANTS

Church & Tower, Inc.
MasTec Brazil I, Inc.
MasTec Brazil II, Inc.
MasTec Contracting Company, Inc.
MasTec Latin America, Inc.
MasTec North America, Inc.
MasTec Services Company, Inc.
MasTec Spain, Inc.
MasTec Venezuela, Inc.

By: *
Jose R. Mas
President and Chief Executive Officer
(Principal Executive Officer)

By: *
C. Robert Campbell
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Direct Star TV, LLC
GlobeTec Construction, LLC.
MasTec Residential Services, LLC
MasTec Wireless Services, LLC (f/k/a MasTec North America AC, LLC)
MasTec Property Holdings, LLC
Nsoro MasTec, LLC
Power Partners MasTec, LLC

By their sole member or manager, as applicable:
MasTec North America, Inc.,

By: *
Jose R. Mas
President and Chief Executive Officer
(Principal Executive Officer)

By: *
C. Robert Campbell
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Nsoro MasTec International, Inc.

By:	*
Jose R. Mas
President and Chief Executive Officer
(Principal Executive Officer)

By:	*
C. Robert Campbell
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Precision Acquisition LLC

By its sole member:

MasTec, Inc.

By: *
Jose R. Mas
Chief Executive Officer
(Principal Executive Officer)

By: *
C. Robert Campbell
Chief Financial Officer
(Principal Financial and Accounting Officer)

Precision Pipeline LLC
Precision Transport Company, LLC

By:	*
Michael Daniel Murphy
President
(Principal Executive Officer)

By:	*
Kara Linderholm
Vice President of Finance
(Principal Financial and Accounting Officer)

Pumpco, Inc.

By:	*
Alan Roberts
President
(Principal Executive, Financial and Accounting Officer)

Three Phase Acquisition Corp.

By:	*
Robert Apple
President
(Principal Executive Officer)

By:	*
C. Robert Campbell
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Three Phase Line Construction, Inc.

By:	*
Stanley Tedder
President
(Principal Executive Officer)

By:	*
T. Michael Love
Treasurer
(Principal Financial and Accounting Officer)

Wanzek Construction, Inc.

By:	*
James Henry
President
(Principal Executive Officer)

By:	*
C. Robert Campbell
Vice President and Treasurer
(Principal Financial and Accounting Officer)

*By:	/S/ ALBERTO DE CARDENAS
Alberto de Cardenas
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Jorge Mas	Chairman of the Board of Directors	December 17, 2010

/S/ * Jose R. Mas(1)	Chief Executive Officer and Vice Chairman of the Board of Directors (Principal Executive Officer)	December 17, 2010

/S/ * C. Robert Campbell(1)(2)	Chief Financial Officer (Principal Financial and Accounting Officer)	December 17, 2010

/S/ * Ernst N. Csiszar	Director	December 17, 2010

/S/ * Robert J. Dwyer	Director	December 17, 2010

/S/ * Frank E. Jaumot	Director	December 17, 2010

/S/ * Julia L. Johnson	Director	December 17, 2010

/S/ * Jose S. Sorzano	Director	December 17, 2010

/S/ * John Van Heuvelen	Director	December 17, 2010

*	By:	/S/ ALBERTO DE CARDENAS
Alberto de Cardenas Attorney-in-Fact

(1)	Messrs. Mas and Campbell comprise all of the members of each respective Board of Directors of the following co-registrants: Church & Tower, Inc., MasTec Brazil I., Inc., MasTec Brazil II, Inc., MasTec Contracting Company, Inc., MasTec Latin America, Inc., MasTec North America, Inc., MasTec Services Company, Inc., MasTec Spain, Inc., MasTec Venezuela, Inc. and Nsoro MasTec International, Inc. Jose R. Mas is the principal executive officer and C. Robert Campbell is the principal financial and accounting officer of each such co-registrants. MasTec North America, Inc. is the sole managing member of each of Direct Star TV, LLC, GlobeTec Construction, LLC, MasTec Wireless Services, LLC (f/k/a MasTec North America AC, LLC), MasTec Property Holdings, LLC, MasTec Residential Services, LLC, Nsoro MasTec, LLC and Power Partners MasTec, LLC. MasTec, Inc. is the sole member of Precision Acquisition, LLC.
(2)	Mr. Campbell is one of two directors of each of Pumpco, Inc. and Wanzek Construction, Inc.

Signature	Title	Date

/S/ *	President (Principal Executive Officer) and Director of Three Phase Acquisition Corp;	December 17, 2010
Robert Apple

Director of each of Three Phase Line Construction, Inc., Pumpco, Inc., Precision Pipeline LLC, Precision Transport Company, LLC and Wanzek Construction, Inc.

/S/ *	President (Principal Executive Officer) and Director Three Phase Line Construction, Inc.	December 17, 2010
Stanley Tedder

/S/ *	Treasurer (Principal Financial and Accounting Officer) Three Phase Line Construction, Inc.	December 17, 2010
T. Michael Love

/S/ *	Treasurer (Principal Financial and Accounting Officer) of Three Phase Acquisition Corp.	December 17, 2010
Pablo Alvarez

Director of each of Precision Pipeline LLC, Precision Transport Company, LLC and Three Phase Line Construction, Inc.

/S/ *	President (Principal Executive, Financial and Accounting Officer) of Pumpco, Inc.	December 17, 2010
Alan Roberts

/S/ *	President (Principal Executive Officer) and Director of each of Precision Pipeline LLC and Precision Transport Company, LLC	December 17, 2010
Michael Daniel Murphy

/S/ *	Director of each of Precision Pipeline LLC and Precision Transport Company, LLC	December 17, 2010
Steven Rooney

/S/ *	Vice President of Finance (Principal Financial and Accounting Officer) of each of Precision Pipeline LLC and Precision Transport Company, LLC	December 17, 2010
Kara Linderholm

*By	/S/ ALBERTO DE CARDENAS
Alberto de Cardenas Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1†	Dealer Manager Agreement

4.1	Composite Articles of Incorporation filed as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated by reference herein.

4.2	Amended and Restated By-laws of MasTec, inc., filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 28, 2010 and incorporated by reference herein.

4.3	Indenture, dated June 5, 2009, among MasTec, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee filed as Exhibit 4.2 to the our Current Report on Form 8-K, filed with the SEC on June 5, 2009 and incorporated by reference herein.

4.4*	Form of Supplemental Indenture in respect of the New 4.00% Notes to be entered into among MasTec, Inc., the Guarantors and U.S. Bank National Association, as trustee.

4.5	Form of New 4.00% Notes (Incorporated by reference to Exhibit A to Exhibit 4.4 filed herewith)

4.6*	Form of Supplemental Indenture in respect of the New 4.25% Notes to be entered into among MasTec, Inc., the Guarantors and U.S. Bank National Association, as trustee.

4.7	Form of New 4.25% Notes (Incorporated by reference to Exhibit A to Exhibit 4.6 filed herewith)

5.1††	Legal Opinion of Greenberg Traurig, P.A.

8.1††	Tax Opinion of Greenberg Traurig, P.A.

12.1†	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1††	Consent of Greenberg Traurig, LLP (contained in Exhibits 5.1 and 8.1)

23.2†	Consent of BDO USA, LLP (formerly known as BDO Seidman LLP)

23.3†	Consent of LarsonAllen LLP

23.4†	Consent of Houlihan Capital Advisors, LLC

24.1†	Power of Attorney (contained on the signature pages of this Registration Statement)

25.1†	Form T-1 Statement of Eligibility for Trustee under the Indenture

99.1††	Form of Letter of Transmittal

99.2††	Form of Notice of Guaranteed Delivery

99.3††	Form of Letter to Clients

99.4††	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees

*	Filed herewith.
†	Previously filed with Form S-4 filed on November 24, 2010
††	Previously filed with Amendment No. 1 to Form S-4/A filed on December 15, 2010